Exhibit 99.1

Actelis Networks Reports Fiscal First Quarter 2023

FREMONT, Calif., May 12, 2023 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for wide area IoT applications, today reported financial results for the fiscal first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights:

●	Revenue decreased 1.1% year-over-year to $1.85 million for the first quarter ended March 31, 2023, due to a logistical and regulatory delay in product delivery to a first-time customer destination.

●	Gross Margin increased to 37% for the first quarter ended March 31, 2023, compared to 31% for the three months ended March 31, 2022, driven by a favorable product mix and lower logistics cost.

●	Net Loss decreased 59% year-over-year to $1.9 million, compared to a net loss of $4.6 million for the first quarter ended March 31, 2022, primarily due to the decrease in financial expenses, following the conversion of financial instruments as a result of the Company’s IPO in May 2022.

●	Non-GAAP adjusted EBITDA loss was $1.6 million for the first quarter ended March 31, 2023, compared to $1.0 million in the prior year period as the Company continues to invest in sales and marketing and is incurring the costs of operating as a public company following its IPO.

Recent Company Highlights:

●	Announcing an expense reduction program to be better prepared for economical headwinds. The Company estimates that the program, which will affect expenses including payroll and non-payroll in 2023, will result in savings measures amounting to approximately 15% of its 2022 operating expenses (excluding one-time expenses), on an annualized basis.

●	Closed a $3.5 million private placement of 944,670 shares of its common stock (or common stock equivalents) and warrants to purchase up to 944,670 shares of its common stock at a purchase price of $3.705 per share of common stock (or common stock equivalent) and associated warrant priced at-the-market under Nasdaq rules. The warrants have an exercise price of $3.58 per share, are exercisable immediately upon issuance and will expire five and one-half years following the issuance. The Company may receive approximately $3.38 million in additional gross proceeds if the warrants are exercised in full for cash and there is no assurance that any of the warrants will be exercised.

●	Completed the initial phase of the previously announced engagement with Shareholder Intelligent Services (“ShareIntel”). As a result of the analysis of the Company’s stock trading patterns, Actelis has identified preliminary markers of potential irregular trading activities. Hence, the Company will continue to engage ShareIntel for the next 10 months to continuously monitor and actively approach identified broker-dealers.

●	Received approximately $210,000 in new orders from nine new airports in six different countries as part of the previously announced three-year contract with SITA, the largest global provider of airport operations management systems.

●	Advanced the certification of Federal Information Processing Standards (FIPS), which provides advanced encryption for operating systems running on the Company’s federal and military cyber security products.

●	Successfully showcased the new GL800 and GL900 next generation, gigabit-grade, hybrid fiber-copper product families at the Broadband Communities Conference in the U.S. The new product families are designed to enable rapid deployment of cyber-hardened, gigabit connectivity utilizing existing infrastructure of copper and coax to locations and buildings (GL800) and to connect overnight end users and devices inside buildings (GL900) – where fiber installation is difficult and costly. The product families target a variety of IoT applications for rail, military and campus networks, 4G/5G/mobile base stations backhaul, as well as up to 18 million residential and business multi-dwelling unit/buildings (MDUs) in the U.S. alone. The showcase took place following successful testing with rail and military customers that exceeded expectations.

Management Commentary:

“As we close out the quarter, Actelis continues to drive momentum in customer acquisitions. Our solutions continue to win customers domestically and internationally and our partner network is expanding into new verticals and countries,” said Tuvia Barlev, Chairman and CEO of Actelis. “We are also expanding our product portfolio and are adding cutting edge solutions to help solve major market pains for large IoT and critical infrastructure projects. Despite macroeconomic headwinds, we are well positioned to drive growth and provide lasting value to our shareholders and customers alike, as the need for solutions that enable rapid deployment at a fraction of the cost of new infrastructure keeps growing and may even increase in times of economic downturn. Looking ahead, our focus is on expanding our reach, investing in global sales and marketing and optimizing internal operations to ensure we deliver strong performance in the coming quarters.”

“We will continue to invest in developing our target markets and take advantage of our newly developed and growing global partner network to expand our market reach more efficiently through realizing more indirect sales. At the same time, we will prudently introduce cost savings measures as internal projects are coming to completion and freeing up resources. As a result, we are re-focusing our investment in the opportunities in IoT and cyber aware networking while reducing the cash burn-rate of our operation, including the general and administrative expenses associated with being a publicly traded company,” Barlev added. “Our newly raised funding of $3.5M in gross proceeds, alongside the expense reduction efforts are important steps in pursuing the opportunities in front of us. As we continue to make progress in various directions noted in this release, we plan to hold an investor day during the month of June, on which we will update later-on.”

Fiscal First Quarter 2023 Financial Results:

Revenues for the for the three months ended March 31, 2023, amounted to $1.85 million, compared to $1.87 million for the three months ended March 31, 2022. The decrease from the corresponding period was primarily attributable to an increase of $212,000 in revenues generated from North America and Asia Pacific, offset by a decrease of $232,000 in revenues generated from Europe, the Middle East and Africa.

Cost of revenues for the three months ended March 31, 2023, amounted to $1.16 million compared to $1.29 million for the three months ended March 31, 2022. The decrease from the corresponding period was mainly due to a favorable product mix and lower logistics costs.

Gross profit for the three months ended March 31, 2023, amounted to $688,000 or 37% of revenue, compared to $582,000, or 31% of revenue for the three months ended March 31, 2022. The increase from the corresponding period was mainly due to a favorable product mix and lower logistics costs.

Research and development expenses for the three months ended March 31, 2023, amounted to $0.76 million compared to $0.65 million for the three months ended March 31, 2022. The increase was mainly due to an increase in payroll expenses for research and development personnel in the amount of $59,000, and an increase in professional services related to research and development in the amount of $21,000.

Sales and marketing expenses for the three months ended March 31, 2023, amounted to $0.9 million compared to $0.7 for the three months ended March 31, 2022. The increase from the corresponding period was mainly a result of our increased investments in sales and marketing, including in payroll expenses for additional personnel in the amount of $117,000, and increase in professional services expenses in the amount of $56,000 associated with an increase in our spending on marketing programs.

General and administrative expenses for the three months ended March 31, 2023, amounted to $0.9 million compared to $0.6 million for the three months ended March 31, 2022. This increase was mainly due to payroll, insurance expenses and professional services expenses, in connection with our IPO completed in May 2022 and those costs associated with being a public company.

Operating loss for the three months ended March 31, 2023, was $1.9 million, compared to an operating income of $1.4 million for the three months ended March 31, 2022. The increase was mainly due to higher expenses associated primarily with investment in sales and marketing and expenses attributed to the IPO completed in May 2022 and those costs associated with being a public company.

Other Financial expenses, net and interest expenses for the three months ended March 31, 2023, were $0.1 million (including $0.2 million interest expenses) compared to $3.2 million (including $0.2 million interest expenses) for the three months ended March 31, 2022. During the three months ended March 31, 2022, the Company incurred financial expenses in connection with increases in fair value of various financial instruments prior to the IPO completed in May 2022, such as a convertible loan, note and warrants in the amount of $3.1 million.

Net loss for the three months ended March 31, 2023, was $1.9 million, compared to net loss of $4.6 million for the three months ended March 31, 2022. This decrease was primarily due to the decrease in financial expenses, resulting from the conversion of the financial instruments the Company had such as a convertible loan, note and warrants in the IPO completed in May 2022, offset by an increase in operating expenses mainly due to investments in sales and marketing, as well as expenses attributed to our IPO in May 2022 and expenses associated with being a public company.

Adjusted EBITDA loss, a non-GAAP measurement of operating performance (reconciled below to Net Loss), for the three months ended March 31, 2023, was $1.6 million, compared to $1.0 million in the comparable year-ago period. This was primarily a result of investments in sales and marketing, as well as expenses associated with being a public company.

The Company reported a balance sheet with $12.0 million of total assets compared to $14.8 million as of December 31, 2022, $10.6 million of total liabilities compared to $11.6 million as of December 31, 2022, and $1.4 million of shareholders’ equity compared to shareholders equity of $3.3 million as of December 31, 2022.

The Company decided to not hold an earnings call for the first quarter of 2023 – similar to other micro-cap companies.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA, and backlog of open orders are Non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide Non-GAAP operating results adjusted for certain items, including: financial expenses, which are interest, financial instrument fair value adjustments, exchange rate differences of assets and liabilities, stock based compensation expenses, depreciation and amortization expense, tax expense, and impact of development expenses ahead of product launch. We adjust for the items listed above and show Non-GAAP financial measures in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the SEC, including, but not limited to, the risks detailed in the Company’s final prospectus (Registration No. 333-264321), filed with the SEC on May 16, 2022. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Investor Relations Contact:

Matt Glover and Ralf Esper

Gateway Investor Relations

+1 949-574-3860

ASNS@gatewayir.com

-Financial Tables to Follow-

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(U. S. dollars in thousands except for share and per share amounts)

	March 31, 2023	December 31, 2022
Assets
CURRENT ASSETS:
Cash and cash equivalents	808	3,943
Short term deposits	810	1,622
Restricted bank deposits	780	451
Trade receivables, net of allowance for doubtful debts of $156 and $125 as of March 31, 2023, and December 31, 2022, respectively.	2,473	3,034
Inventories	1,274	1,179
Prepaid expenses and other current assets	413	678
TOTAL CURRENT ASSETS	6,558	10,907

NON-CURRENT ASSETS:
Property and equipment, net	76	80
Prepaid expenses	492	492
Restricted cash	1,190	336
Restricted bank deposits	2,889	2,027
Severance pay fund	233	239
Operating lease right of use assets	548	726
Long term deposits	15	12
TOTAL NON-CURRENT ASSETS	5,443	3,912

TOTAL ASSETS	12,001	14,819

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

UNAUDITED

(U. S. dollars in thousands except for share and per share amounts)

	March 31, 2023	December 31, 2022
Liabilities and redeemable convertible preferred stock and shareholders’ equity
CURRENT LIABILITIES:
Current maturities of long-term loans	1,206	553
Warrants	8	8
Trade payables	1,400	1,781
Deferred revenues	574	484
Employee and employee-related obligations	795	793
Accrued royalties	931	900
Operating lease liabilities	361	445
Other accrued liabilities	1,097	1,238
TOTAL CURRENT LIABILITIES	6,372	6,202

NON-CURRENT LIABILITIES:
Long-term loan, net of current maturities	3,712	4,625
Deferred revenues	39	164
Operating lease liabilities	159	237
Accrued severance	271	278
Other long-term liabilities	33	48
TOTAL NON-CURRENT LIABILITIES	4,214	5,352
TOTAL LIABILITIES	10,586	11,554

COMMITMENTS AND CONTINGENCIES (Note 10)

REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Redeemable convertible preferred stock - $0.0001 par value, 10,000,000 authorized as of March 31, 2023, December 31, 2022. No issued and outstanding as of March 31, 2023, December 31, 2022.	-	-

SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value: 30,000,000 shares authorized as of March 31, 2023, and December 31, 2022, respectively; 1,730,066 and 1,737,986 shares issued and outstanding as of March 31, 2023, and December 31, 2022, respectively	1	1
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized as of March 31, 2023 and December 31, 2022, respectively; No issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	-	-
Additional paid-in capital	36,711	36,666
Accumulated deficit	(35,297)	(33,402)
TOTAL SHAREHOLDERS’ EQUITY	1,415	3,265
TOTAL LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY	12,001	14,819

*	Represents an amount less than $1 thousands.

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(U. S. dollars in thousands except for share and per share amounts)

	For the Three months ended March 31,
	2023	2022

REVENUES	1,848	1,868
COST OF REVENUES	1,160	1,286
GROSS PROFIT	688	582

OPERATING EXPENSES:
Research and development expenses, net	757	650
Sales and marketing expenses, net	929	730
General and administrative expenses, net	865	635
TOTAL OPERATING EXPENSES	2,551	2,015

OPERATING LOSS	(1,863)	(1,433)
Interest expenses	(180)	(220)
Other Financial income (expenses), net	148	(2,986)
NET COMPREHENSIVE LOSS FOR THE PERIOD	(1,895)	(4,639)

Net loss per share attributable to common shareholders – basic and diluted (*)	$(1.09)	$(22.6)
Weighted average number of shares of common stock used in computing net loss per share – basic and diluted	1,734,160	205,213

(*)	Adjusted to reflect reverse stock split, see note 3(j).

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

Non-GAAP Financial Measures

(U.S. dollars in thousands)	Three months Ended March 31, 2023	Three months Ended March 31, 2022
Revenues	$1,848	$1,868
GAAP net loss	(1,895)	(4,639)
Interest Expense	$180	$220
Other financial (income) expenses, net	(148)	2,986
Tax Expense	21	12
Fixed asset depreciation expense	7	10
Stock based compensation	95	14
Research and development, capitalization	146	142
Net change in operating lease assets and liabilities	-	10
Other one time costs and expenses	-	288
Non-GAAP Adjusted EBITDA	(1,594)	$(957)
GAAP net loss margin	(102.54)%	(248.35)%
Adjusted EBITDA margin	(84.12)%	(51.23)%

(U.S. dollars in thousands)	Three months Ended March 31, 2023	Three months Ended March 31, 2022
Revenues	$1,848	$1,868
Non-GAAP Adjusted EBITDA	(1,594)	(957)
as a percentage of revenues	(84.12)%	(51.23)%

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
	2023	2022
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(1,895)	(4,639)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7	10
Changes in fair value related to warrants to lenders	-	1,058
Inventories write-downs	7	43
Exchange rate differences	(130)	(197)
Share-based compensation	95	14
Changes in fair value related to convertible loan	-	966
Changes in fair value related to convertible note	-	1,075
Financial income from long term bank deposit	(51)	-
Changes in operating assets and liabilities:
Trade receivables	561	813
Net change in operating lease assets and liabilities	16	(10)
Inventories	(102)	(77)
Prepaid expenses and other current assets	265	(161)
Trade payables	(381)	(375)
Deferred revenues	(35)	(61)
Other current liabilities	(46)	247
Other long-term liabilities	(16)	(13)
Net cash used in operating activities	(1,705)	(1,307)

CASH FLOWS FROM INVESTING ACTIVITIES:
Short term deposits	812	(262)
Short term Restricted bank deposits	(329)	-
Long term Restricted bank deposits	(811)	-
Long term deposits	(3)	-
Purchase of property and equipment	(3)	(15)
Net cash used in investing activities	(334)	(277)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from private placement	-	1,847
Repurchase of common stock	(50)	-
Repayment of long-term loan	(192)	(129)
Net cash provided by (used in) financing activities	(242)	1,718

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(5)	(197)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(2,281)	134

BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE PERIOD	4,279	795

BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	1,998	929

*	Represents an amount less than $1 thousands.

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).